UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

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Astea International Inc.
240 Gibraltar Road
Horsham, Pennsylvania 19044

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
June 14, 2010

To the Stockholders of Astea International Inc.:

The Annual Meeting of Stockholders of Astea International Inc., a Delaware corporation (the “Company”), will be held on Monday, June 14, 2010 at 11:00 a.m., local time, at the Company’s headquarters at 240 Gibraltar Road, Horsham, Pennsylvania 19044, for the following purposes:

1.	To elect four (4) directors to serve until the next Annual Meeting of Stockholders.
2.	To approve the Amended and Restated 2006 Stock Option Plan.
3.	To ratify the selection of Grant Thornton LLP as independent auditors for the fiscal year ending December 31, 2010.
4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only stockholders of record at the close of business on April 15, 2010, the record date fixed by the Board of Directors of the Company, are entitled to notice of, and to vote at, the meeting.

All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

By Order of the Board of Directors of the Company

Zack B. Bergreen
Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting To Be Held on june 14, 2010:

The proxy statement and the annual report to shareholders are available in the investors section of our website at:
http://www.astea.com

Horsham, Pennsylvania
April 30, 2010

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

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Astea International Inc.
240 Gibraltar Road
Horsham, Pennsylvania 19044

PROXY STATEMENT

April 30, 2010

Why are you receiving these proxy materials?

This proxy statement, along with the form of proxy enclosed, which was first mailed to stockholders on or about May 7, 2010, are being furnished to you by the Board of Directors (the “Board of Directors”) of Astea International Inc., a Delaware corporation (the “Company”) in connection with the Company’s Annual Meeting of Stockholders to be held on Monday, June 14, 2010, at 11:00 a.m. local time, at the Company’s headquarters at 240 Gibraltar Road, Horsham, Pennsylvania 19044, or at any adjournments or postponements thereof (the “Annual Meeting”).

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on April 15, 2010 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of the Record Date, 3,555,049 shares of Common Stock, $0.01 par value per share (the “Common Stock”), of the Company were issued and outstanding. During the 10 days before the Annual Meeting, you may inspect a list of stockholders eligible to vote.  If you would like to inspect the list, please call our switchboard at 215-682-2500 and ask for Rick Etskovitz to arrange a visit to our offices.

What are the voting rights of the holders of our common stock?

The holders of Common Stock are entitled to one vote per share of Common Stock on any proposal presented at the Annual Meeting. Stockholders may vote in person or by proxy.

How can you vote?

If you are a record holder, meaning your shares are registered in your name, you may vote or submit a proxy:

1.           By Mail - Complete and sign the enclosed proxy card and mail it in the enclosed postage prepaid envelope. Your shares will be voted according to your instructions. If you sign your proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.  Unsigned proxy cards will not be voted.

2.           In Person at the Meeting - If you attend the Annual Meeting, you may deliver a completed and signed proxy card in person or you may vote by completing a ballot, which we will provide to you at the Annual Meeting.

Beneficial Owners and Broker Non-Votes

A significant portion of our stockholders hold their shares in “street name” through a stockbroker, bank, or other nominee, rather than directly in their own names.  If you hold your shares in one of these ways, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your stockbroker, bank, or other nominee who is considered, with respect to those shares, the stockholder of record.  As the beneficial owner, you have the right to direct your stockbroker, bank, or other nominee on how to vote your shares.  If you hold your shares in street name, your stockbroker, bank, or other nominee has enclosed a voting instruction card for you to use in directing your stockbroker, bank, or other nominee in how to vote your shares.

Stockbrokers, banks, or other nominees who hold shares in street name for customers have the discretion to vote those shares with respect to certain matters if they have not received instructions from the beneficial owners.  Stockbrokers, banks, or other nominees will have this discretionary authority with respect to routine matters such as the ratification of the appointment of our independent registered public accounting firm; however, they will not have this discretionary authority with respect to the election of directors.  As a result, with respect to the election of directors, if the beneficial owners have not provided instructions with respect to this matter (commonly referred to as “broker non-votes”), those beneficial owners’ shares will be included in determining whether a quorum is present, but will not be voted and will be considered to be an abstention, having no effect on the vote for the election of directors.

Can you change your vote or revoke your proxy?

Execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person.

Any stockholder giving a proxy has the right to revoke it at any time before it is exercised, by (1) filing with the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

If you are the beneficial owner of shares held in street name, you must submit new voting instructions to your stockbroker, bank, or other nominee in accordance with the instructions you have received from them.

What is a proxy?

A proxy is a person you appoint to vote on your behalf.  By using any of the methods discussed above, you will be appointing as your proxies Zack B. Bergreen, our Chairman and Chief Executive Officer, and Rick Etskovitz, our Chief Financial Officer.  They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy.  If you are unable to attend the Annual Meeting, please use the means available to you to vote by proxy so that your shares of common stock may be voted.

How will your proxy vote your shares?

If the form of Proxy which accompanies this Proxy Statement is executed and returned, it will be voted in accordance with the instructions marked thereon. Unless otherwise directed in the proxy, the proxyholders will vote the shares represented by the proxy: (i) FOR election of four director nominees named in this Proxy Statement; (ii) FOR the adoption of the Amended and Restated 2006 Stock Option Plan (the “Restated 2006 Plan”); (iii) FOR ratification of the appointment of Grant Thornton LLP (“Grant Thornton”) as independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2010; and (iv) in the proxyholders’ discretion, on any other business that may come properly before the meeting and any adjournments or postponements of the meeting.

What constitutes a quorum?

Our Bylaws provide that at any meeting of stockholders, the holders of a majority of the issued and outstanding shares of Common Stock present in person or by proxy constitute a quorum for the transaction of business. A quorum is necessary in order to conduct the Annual Meeting.  If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum.  Broker non-votes will be counted as present for the purpose of establishing a quorum.

If a quorum is not present at the Annual Meeting, the stockholders present in person or by proxy may adjourn the meeting to a date when a quorum is present.  If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

What vote is required to approve each matter and how are votes counted?

Proposal No. 1 — Election of Four Directors – The election of directors requires a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote; accordingly, the directorships to be filled at the Annual Meeting will be filled by the nominees receiving the highest number of votes.  In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees; votes that are withheld and broker non-votes will be excluded entirely from the vote and will have no effect on the outcome of the vote.

Proposal No. 2 — Approval of  the Amended and Restated 2006 Stock Option Plan – The affirmative vote of a majority of the votes cast for or against the matter by stockholders entitled to vote at the Annual Meeting is required to approve the Amended and Restated 2006 Stock Option Plan. A properly executed proxy card marked ABSTAIN with respect to this proposal will not be voted, and therefore will have no effect on the vote for this proposal.

Proposal No. 3 — Ratification of the Appointment of our Independent Registered Public Accounting Firm – The affirmative vote of a majority of the votes cast for or against the matter by stockholders entitled to vote at the Annual Meeting is required to ratify the appointment of our independent registered public accounting firm.  A properly executed proxy card marked ABSTAIN with respect to this proposal will not be voted, and therefore will have no effect on the vote for this proposal.

Why are you being asked to ratify the appointment of Grant Thornton?

Although stockholder approval of the Audit Committee’s selection of Grant Thornton as our independent registered public accounting firm is not required, we believe that it is advisable to give stockholders an opportunity to ratify this selection.  If this proposal is not approved at the Annual Meeting, the Audit Committee has agreed to reconsider its selection of Grant Thornton, but will not be required to take any action.

Are there other matters to be voted on at the Annual Meeting?

We do not know of any other matters that may come before the Annual Meeting other than the election of the four directors, the approval of the Amended and Restated 2006 Stock Option Plan and the ratification of the appointment of our independent registered public accounting firm.  If any other matters are properly presented to the Annual Meeting, the persons named as proxies in the accompanying proxy card intend to vote or otherwise act in accordance with their judgment on the matter.

Where can you find the voting results?

Voting results will be reported in a Current Report on Form 8-K, which we will file with the Securities and Exchange Commission (SEC) within four business days following the Annual Meeting.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

The solicitation of proxies is being made on behalf of our Board of Directors and the cost of solicitation of proxies will be borne by the Company. Proxies may be solicited by mail, personal interview, or telephone and, in addition, directors, officers and regular employees of the Company may solicit proxies by such methods without additional remuneration. The Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs.

Who is our independent registered public accounting firm, and will they be represented at the Annual Meeting?

Grant Thornton served as our independent registered public accounting firm for the fiscal year ended December 31, 2009 and audited our financial statements and our internal control over financial reporting for such fiscal year. Grant Thornton has been appointed by the Audit Committee to serve in the same role and to provide the same services for the fiscal year ending December 31, 2010.  We expect that one or more representatives of Grant Thornton will be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions after the Annual Meeting.

How may you obtain additional copies of our Annual Report on Form 10-K or this Proxy Statement?

An Annual Report to Stockholders containing financial statements for the fiscal year ended December 31, 2009, is being mailed together with this proxy statement to all stockholders entitled to vote.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

In accordance with our By-Laws, the Board of Directors currently consists of four (4) members: Zack B. Bergreen, Adrian A. Peters, Thomas J. Reilly, Jr. and Eric S. Siegel.  Messrs. Peters, Reilly and Siegel are independent directors. The terms of the current directors will expire at the Annual Meeting. All directors will hold office until their successors have been duly elected and qualified or until their earlier resignation or removal.

The Board of Directors has nominated and recommended Zack B. Bergreen, Adrian A. Peters, Thomas J. Reilly, Jr. and Eric S. Siegel to be elected to hold office until the 2011 Annual Meeting of Stockholders. The Board of Directors knows of no reason why the director nominees should be unable or unwilling to serve, but if any director nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such director nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the director nominees named below.

THE BOARD RECOMMENDS A VOTE “FOR” THE DIRECTOR NOMINEES LISTED BELOW.

The following table sets forth the nominees for election as directors at the Annual Meeting and the year each such nominee was first elected as a director; the positions currently held by the nominee with the Company, if applicable; and the year the nominee’s term will expire:

Nominee’s Name and Year Nominee First Became a Director	Age	Position(s) with the Company	Year Current Term Will Expire

Zack B. Bergreen (1979)	64	Chairman of the Board and Chief Executive Officer	2010

Adrian A. Peters (2000)	60	Director	2010

Thomas J. Reilly, Jr. (2003)	70	Director	2010

Eric S. Siegel (2002)	53	Director	2010

Zack B. Bergreen, 64, founded the Company in November 1979.  He holds the positions of Chairman and Chief Executive Officer.  Mr. Bergreen received a Bachelor of Science and a Master of Science from the University of Maryland.  Mr. Bergreen’s experience as a pioneer in the field service software industry makes him a valuable member of the Board, particularly in determining the strategic focus of the Company.

Adrian A. Peters, 60, joined the Company’s Board of Directors in June 2000 and is also a member of both the Audit and Compensation Committees. He is the President and founder of Tellstone, a management consulting firm that specializes in advising middle market companies covering various industries, including high-tech firms, starting in 1995. From 1986 through 1995, he held positions as President and CEO of various companies, within Siemens AG, a large maker of telecommunications and industrial and other equipment. Prior to that, he held senior positions at Federale, an investment firm, Arthur Andersen and IBM. Mr. Peters studied science and engineering at the University of Stellenbosch in South Africa as well as management at the Harvard Business School.  Mr. Peters’s broad experience with advising technology firms enables him to contribute valuable insight into the Board’s consideration of, and response to, operational challenges.

Thomas J. Reilly, Jr., 70, joined Astea’s Board in September 2003. He serves as Chairman of the Audit Committee and is a member of the Compensation Committee. He also serves as a Director of inTEST Corporation (NASDAQ: INTT), a manufacturer of semiconductor equipment.  A thirty-one year veteran of Arthur Andersen, he brings extensive experience auditing both public and private companies in the manufacturing, professional services, construction and distribution industries to our Board.  He was partner in charge of the Philadelphia Audit Division of Arthur Andersen for seven years and participated in Quality Control reviews of several U.S. and International offices before retiring in 1996.  Mr. Reilly’s extensive experience understanding the preparation and evaluation of financial statements, as well as the reporting requirements of public companies, is a key contribution to our Board.

Eric S. Siegel, 53, joined Astea’s Board in September 2002 and is a member of both the Audit and Compensation Committees. In 1983, he founded Siegel Management Company, a strategy consulting and investment banking advisory firm with a diverse client base, principally comprised of middle market firms. His expertise and experience has been utilized by growth companies, public market and acquisition candidates, industry consolidators and turnarounds.  Mr. Siegel serves on the board of B&W Tek, a private equity backed manufacturer of analytical, diagnostic and medical instrumentation.  Additionally, he serves on the Board of Lite Cure, a private equity backed manufacturer of therapeutic medical and veterinary devices and on the Board of PSCInfoGroup, a private equity backed information management company. An established author, he has been a lecturer in management at the Wharton School for over twenty-five years. Mr. Siegel is a magna cum laude graduate of the University of Pennsylvania and received an MBA from the Wharton School. Mr. Siegel’s experience with a variety of companies at an advisory level, as well as his management expertise, brings a valuable perspective to the Board.

EXECUTIVE OFFICERS

The following table sets forth the executive officers of the Company, their ages, and the positions currently held by each such person with the Company:

Name	Age	Position
Zack B. Bergreen	64	Chairman of the Board and Chief Executive Officer

John Tobin	44	President

Fredric (“Rick”) Etskovitz	55	Chief Financial Officer and Treasurer

John Tobin, 44, joined the Company in June 2000 and serves as President, General Counsel, and Secretary. Mr. Tobin is responsible for general management of the Company, along with handling legal affairs of the Company and various corporate development and business development initiatives. Prior to joining Astea, Mr. Tobin worked at the Philadelphia law firms Pepper Hamilton LLP and Wolf, Block, Schorr and Solis Cohen LLP, specializing in corporate transactions and intellectual property. Prior to returning to the Philadelphia area in 1998, he worked as a corporate and entertainment lawyer in Los Angeles, specializing in motion picture, television and music transactions and licensing, most recently with PolyGram Filmed Entertainment. Mr. Tobin received his Bachelor of Science degree in Economics from the Wharton School of the University of Pennsylvania in 1987, and received his law degree from the University of Pennsylvania in 1992.

Rick Etskovitz, 55, joined Astea International in June 2000, when he was elected Chief Financial Officer and Treasurer. Mr. Etskovitz resigned from the Company in April 2004 and returned as CFO on January 4, 2005, during which time he was a partner in the Philadelphia accounting firm of Shechtman, Marks, Devor and Etskovitz.  Responsible for the company’s financial reporting, internal accounting controls, SEC and tax compliance, planning and investor relations in order to help drive corporate performance, Mr. Etskovitz brings to his position 30 years of experience in financial management and reporting. A certified public accountant, he previously served Astea for seven years as the engagement partner from an independent accounting firm. Mr. Etskovitz was also part of the financial management team at DuPont where he held responsibilities for Mergers and Acquisitions, Financial Planning, Corporate Accounting and Benefits. Mr. Etskovitz received his Bachelor of Science from the Pennsylvania State University and his Masters of Business Administration from the Wharton Graduate School at the University of Pennsylvania.

The Board of Directors elects executive officers on an annual basis, who serve until their successors have been duly elected and qualified. There are no family relationships among any of our executive officers or directors.  Directors are encouraged to attend the Annual Meeting, but are not required to do so.  Mr. Bergreen attended the 2009 Annual Meeting.

THE BOARD OF DIRECTORS LEADERSHIP STRUCTURE AND ITS COMMITTEES

The business and affairs of the Company are managed under the direction of its Board of Directors. The Board of Directors met five times in person or by telephone during the fiscal year ended December 31, 2009.  During their respective terms of service in fiscal 2009, each of the directors attended at least 75% of the meetings of the Board of Directors and of all committees on which he served.  The Board of Directors has determined that each of its current directors except the Chief Executive Officer, has no material relationship with the Company and is an “independent director” within the meaning of the Marketplace Rules of The Nasdaq Stock Market director independence standards, as well as within the rules of the Securities and Exchange Commission (“SEC”). The Board of Directors has standing Audit, Nominating and Corporate Governance, and Compensation Committees. Each of these committees has adopted a written charter. All members of the committees are appointed by the Board of Directors, and are non-employee directors.  Currently, all three independent directors, Messrs. Peters, Reilly and Siegel, are members of each committee of the Board of Directors.

Audit Committee

 The Audit Committee of the Board of Directors (the “Audit Committee”) operates under a written charter.  The charter was adopted by the Board of Directors on May 12, 2004 and is available on the Company website at www.astea.com. The composition of the Audit Committee, the attributes of its members and the responsibilities of the committee, as reflected in its charter, are intended to comply with applicable requirements for corporate audit committees. The committee reviews and assesses the adequacy of its charter on an annual basis.  The Board of Directors has determined that Mr. Reilly, the Chairman, is an “audit committee financial expert” as defined in the SEC rules.

The Audit Committee:

•	oversees the accounting, financial reporting and audit processes;

•	reviews the results and scope of audit and other services provided by the independent auditors;

•	reviews the accounting principles and auditing practices and procedures to be used in preparing our financial statements; and

•	reviews our internal controls.

The Audit Committee has the ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent auditor.

The Audit Committee works closely with management and our independent auditors.  The Audit Committee also meets with our independent auditors in and executive session, without the presence of our management, on a quarterly basis, following completion of their quarterly reviews and annual audit and prior to our earnings announcements, to review the results of their work.  The Audit Committee also meets with our independent auditors to approve the annual scope of the audit services to be performed.  The Audit Committee met five times during the fiscal year ended December 31, 2009.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors (the “Governance Committee”) was formed on May 12, 2004. Upon formation, the Board of Directors adopted the Nominating and Corporate Governance Committee Charter, which is available on the Company’s website at www.astea.com.  Prior to such adoption, the functions of the Governance Committee were performed by the entire Board of Directors.

The Governance Committee:

•
considers and periodically reports on matters relating to the identification, selection and qualification of the Board of Directors and candidates nominated to the Board of Directors and its committees;

•	develops and recommends governance principles applicable to the Company;

•	oversees the evaluation of the Board of Directors and management; and

•	oversees and sets compensation for the Board of Directors.

The Governance Committee considers properly submitted stockholder recommendations for candidates for membership on the Board of Directors as described below.  In evaluating such recommendations, the Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and to address the membership criteria detailed below.  Any stockholder recommendations proposed for consideration by the Governance Committee should include the candidate’s name and qualifications for membership on the Board of Directors and should be addressed to our Corporate Secretary. In addition, procedures for stockholder direct nomination of directors are discussed in the section titled, “Communicating with the Board of Directors”, and are discussed in detail in our By-Laws which will be provided to you upon written request.  There are no differences in the manner in which the Governance Committee evaluates nominees for director, whether the nominee is recommended by a stockholder or another party.

The Governance Committee uses a variety of criteria to evaluate the qualifications and skills necessary for members of the Board of Directors. Under these criteria, members of the Board of Directors should have the highest professional and personal ethics and values, consistent with the Company’s longstanding values and standards. They should have broad experience at the policy-making level in business, government, education, technology or public interest. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all stockholders.

The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Governance Committee regularly assesses the appropriate size of the Board of Directors, and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Governance Committee through current members of the Board of Directors, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Governance Committee and may be considered at any point during the year. As described above, the Governance Committee considers properly submitted stockholder recommendations for candidates for the Board of Directors. In evaluating such recommendations, the Governance Committee uses the qualifications standards discussed above and seeks to achieve a balance of knowledge, experience and capability on the Board of Directors.  The Governance Committee met once during 2009.

Diversity

The Board values varied personal and professional backgrounds, perspectives and experiences as important factors in identifying nominees for director. The Board does not have a formal  policy with regard to the consideration of diversity in identifying director nominees. The Board focuses on selecting the best candidates and endeavors to ensure that its membership, as a whole, possesses a diverse range of talents, expertise and backgrounds and represents diverse experiences at the policy-making levels of significant financial, industrial or commercial enterprises.

All nominees for election to the Board of Directors this year are incumbents and have previously stood for election to the Board of Directors by the stockholders.

Compensation Committee

The Compensation Committee of the Board of Directors (the “Compensation Committee”) was formally created on May 12, 2004.  Prior to that, it was an ad hoc committee consisting of the independent members of the Board of Directors. The Compensation Committee charter is available on the Company’s website at www.astea.com.  The Compensation Committee oversees and makes recommendation to the Board of Directors regarding our compensation and benefits policies; and oversees, evaluates and approves compensation plans, policies and programs for our executive officers.  The Compensation Committee met twice during 2009. The Company did not engage a compensation consultant during 2009.  The Compensation Committee is authorized to delegate it’s authority to individual members of the Compensation Committee, provided that any such individual decisions are later ratified by the full Committee.  The Compensation Committee solicits recommendations from the Chief Executive Officer regarding compensation for the other executive officers, but such recommendations are advisory only.

Board Leadership Structure

The Board of Directors does not have a formal policy with respect to whether the Chief Executive Officer should also serve as Chairman of the Board. The Board makes this decision based on its evaluation of the circumstances in existence and the specific needs of the Company and the Board at any time it is considering either or both roles.

Currently, Zack Bergreen serves as the Chairman as well as the Chief Executive Officer of the Company. The Board of Directors and its Governance Committee believe that the traditional practice of combining the roles of chairman of the board and chief executive officer currently provides the preferred form of leadership for the Company.  Mr. Bergreen has served in these dual capacities since 1979.  Given Mr. Bergreen’s experience as founder and Chairman of the Board of Directors of Astea for over 30 years, the respect which he has earned from employees, business partners and shareholders, as well as other members of the field service industry, and his proven leadership skills, the Board of Directors believes the best interests of the Company’s shareholders are met by Mr. Bergreen’s continued service in both capacities. The Board of Directors believes Mr. Bergreen’s fulfillment of both responsibilities encourages clear accountability and effective decision-making, and provides strong leadership for Astea’s employees and other stakeholders.  Furthermore, the Board of Directors believes that the authority of the combined Chairman of the Board of Directors and Chief Executive Officer is appropriately counter-balanced by the fact that all of the other directors are independent.  Although the Board of Directors has not named a lead independent director, all of the independent directors are actively engaged in shaping the Board of Director’s agenda and the Company’s strategy.

Risk Oversight

The Board of Directors oversees the Company’s risk management, satisfying itself that the Company’s risk management practices are consistent with its corporate strategy and are functioning appropriately. The Board does not have a separate risk committee, but instead believes that the entire Board is responsible for overseeing the Company’s risk management.

The Board conducts certain risk oversight activities through its committees. The Audit Committee oversees the Company’s compliance risk, including reviewing reports of the Company’s compliance with the Sarbanes-Oxley Act. The Governance Committee’s role in risk oversight includes recommending director candidates who have appropriate experience that will enable them to provide competent oversight over the Company’s material risks. The Compensation Committee monitors the risks to which the Company’s compensation policies and practices could subject the Company.

The Board helps ensure that management is properly focused on risk by, among other things, regularly reviewing and discussing the performance of senior management. In addition, the Board receives reports from the Company’s management on the Company’s most material risks and the degree of its exposure to those risks.

Communicating with the Board of Directors

Our policy is that stockholders may communicate with the Board of Directors by writing to the Company at Astea International Inc., Attention: Board of Directors, 240 Gibraltar Road, Horsham, Pennsylvania 19044. Stockholders who would like their submission directed to a particular member of the Board of Directors may so specify, and the communication will be forwarded as appropriate.

Code of Conduct and Ethics

The Board of Directors has adopted a Code of Conduct, which is applicable to all officers and employees of the Company, including the Chief Executive Officer and Chief Financial Officer.  A copy of the Code of Conduct can be found on our website, http://www.astea.com.  The Board of Directors has also adopted a Code of Ethics which is applicable to our Chief Executive Officer, our Chief Financial Officer and our Controller.  Copies of this are available upon request in writing to Astea International Inc., Attention: Chief Financial Officer, 240 Gibraltar Road, Horsham, Pennsylvania 19044.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of April 15, 2010: (i) the name of each person who, to the knowledge of the Company, owned beneficially more than 5% of the shares of Common Stock of the Company outstanding at such date; (ii) the name of each director of the Company; and (iii) the name of each current executive officer of the Company. The following table also sets forth as of April 15, 2010 the number of shares of Common Stock owned by each of such persons and the percentage of the outstanding shares represented thereby, and also sets forth such information for directors, nominees and executive officers as a group:

	Amount of Ownership (1)	Percentage of Class (2)

Zack B. Bergreen (3)	1,986,518	45.1%
Adrian A. Peters (4)	27,500	0.8%
Eric S. Siegel (5)	17,500	0.5%
Thomas J. Reilly, Jr. (6)	18,500	0.5%
John Tobin (7)	66,250	1.8%
Rick Etskovitz (8)	65,250	1.8%
ESW Capital, LLC (9)	275,430	7.7%
KVO Capital Management, LLC (10)	392,838	11.1%
Renaissance Technologies LLC (11)	265,900	7.5%
All current directors, nominees and executive officers as a group (6 persons) (3)-(8)	3,115,686	67.9%

+	Except as otherwise indicated, the address of each person named in the table is c/o Astea International Inc., 240 Gibraltar Road, Horsham, Pennsylvania 19044.
(1)
Except as noted in the footnotes to this table, each person or entity named in the table has sole voting and investment power with respect to all shares of Common Stock owned, based upon information provided to the Company by directors, officers and principal stockholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “Commission”) and includes voting and investment power with respect to shares of Common Stock subject to options currently exercisable or exercisable within 60 days after the Record Date (“presently exercisable stock options”).

(2)
Applicable percentage of ownership as of the Record Date is based upon 3,554,049 shares of Common Stock outstanding as of that date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“the Commission”) and includes voting and investment power with respect to shares.  Presently exercisable stock options and preferred stock convertible into Common Stock are deemed outstanding for computing the percentage of ownership of the person holding such options and/or convertible preferred stock, but are not deemed outstanding for computing the percentage of any other person.

(3)
Includes 1,083,019 shares of Common Stock held by trusts of which Mr. Bergreen and his wife are the only trustees, 55,803 shares of Common Stock held by a family limited partnership of which Mr. Bergreen is the sole general partner, 826,446 shares of convertible preferred stock which are convertible as of the Record Date and options to purchase 21,250 shares all of which are currently exercisable.

(4)	Represents options to purchase 27,500 shares, all of which are currently exercisable.
(5)	Represents options to purchase 17,500 shares, all of which are currently exercisable.
(6)	Represents 1,000 shares of Common Stock and also options to purchase 17,500 shares, all of which are exercisable.
(7)	Represents 5,000 shares of Common Stock and also options to purchase 61,250 shares, all of which are exercisable.
(8)	Represents 4,000 shares of Common Stock and also options to purchase 61,250 shares, all of which are exercisable.
(9)
The principal business of ESW Capital, LLC is investments.  Joseph A. Liemandt is the sole manager and sole member of ESW Capital, LLC.  Mr. Liemandt is also the President, Chief Executive Officer and Chairman of the Board of Trilogy, Inc., whose principal business is providing technology-powered business services.  Trilogy owns 100% of Versata Enterprises, whose principal business is providing enterprise software products and services.

(10)	KVO Capital Management, LLC, includes the ownership of Astea stock by Kernan V. Oberting, Managing Member of KVO Capital, and Robert B. Ashton.
(11)	Renaissance Technologies LLC is controlled by James H. Simons.

Compensation Discussion and Analysis

This section explains our compensation philosophy and all material elements of the compensation we provide to our Chief Executive Officer (“CEO”), our Chief Financial Officer and our President  during the fiscal year ended December 31, 2009 (the “Named Executive Officers”). The named executive officers are Zack B. Bergreen, our Chairman and CEO, John Tobin, our President, and Rick Etskovitz, our Chief Financial Officer.

Compensation Policies and Objectives

1.
The Company believes that compensation of the Company’s key executives should be sufficient to attract and retain highly qualified and productive personnel, as well as to enhance productivity and encourage and reward superior performance.

2.
The Company determines appropriate levels of the principal elements of our executive officers’ compensation independently, rather than setting a total level of target compensation and allocating that total amount among different compensation elements. The Company is nonetheless cognizant of total compensation levels and believes that its efforts to appropriately size each of the three principal elements of our executive officers’ compensation – salary, bonus and equity-based compensation - has resulted in total compensation levels that are appropriate and reasonable.

3.	The Company seeks to reward achievement of specific long- and short-term individual and corporate performance goals by authorizing annual cash bonuses.

4.
The Company believes that it should make initial stock option grants to key executive officers upon their commencement of employment in order to attract highly qualified individuals, and that it should, subject to achievement of certain financial, operational, and individual objectives, make additional annual stock option grants in order to retain, motivate, and align the interests of those key executive officers with stockholders.

5.
The Company believes that key executive officers should be given some measure of job security through the use of executive severance and change in control agreements, to aid in recruiting and retention, and ensure that their interests are best aligned with shareholders. With respect to Named Executive Officers, these severance benefits should reflect the fact that it may be difficult for a Named Executive Officer to find comparable employment within a short period of time.

6.
Although the Compensation Committee generally reviews publicly available industry data when reviewing annual compensation, the Compensation Committee does not specifically use companies in the same industry as the basis for establishing the compensation of the Company’s executive officers nor does the Compensation Committee peg salary levels to any given quartile in our industry or other industries. Instead, the Compensation Committee attempts to make reasoned judgments of compensation levels for executives as influenced by all relevant market forces.

Who Determines Compensation?

In accordance with the Compensation Committee charter, compensation for the Company’s CEO is determined by the Compensation Committee, subject to approval of the Company’s Board of Directors (excluding the CEO, who is also a Director). In making its determination on CEO compensation, the Compensation Committee reviews a number of factors, including but not limited to:

i.	The Company’s achievement of annual goals and objectives set by the full Board of Directors in the preceding year,

ii.	Short-term and long-term performance of the Company, and

iii.	Executive compensation levels at comparable companies.

For the other named executive officers, the Compensation Committee reviews, approves, and recommends to the full Board compensation based on:

i.	Performance of each individual executive officer in light of relevant goals and objectives approved by the Compensation Committee,

ii.	Short-term and long-term performance of the Company,

iii.	Executive compensation levels at comparable companies, and

iv.	The recommendations of the CEO.

The Compensation Committee meets from time to time during the year as may be required to address compensation and equity grant issues associated with new officer hires and director appointments, as well as making determinations and recommendations with respect to stock option grants as long-term compensation and decisions with respect to other employee benefit plans and related matters. The Committee meets early in each year when audited year-end financial statements are available, to consider bonuses with respect to the just completed fiscal year and determine executive officer salaries and bonus targets with respect to the next fiscal year.

Identification and Analysis of Compensation Programs

During 2009, the Company’s executive compensation included salary, bonus and long-term compensation in the form of stock option grants.  Each of these elements of compensation is discussed in more detail below.

•
Salary– Salaries for executives other than the CEO are reviewed, approved, and recommended to the full Board annually by the Compensation Committee upon recommendation of the CEO. The CEO’s salary is specified in his employment offer letter (see “Employment Offer Letters and Executive Severance Agreements” section below), and is annually reviewed and approved by the Compensation Committee and the full Board of Directors.  The Chairman and CEO, Zack Bergreen, is paid a base salary of $275,625 per year. The President, John Tobin, and the Chief Financial Officer, Rick Etskovitz, are each paid a base salary of $220,500 per year. These salary rates were set in 2008, and were frozen for 2009 and 2010 and reflect a temporary 15% reduction in base salary to which the Named Executive Officers agreed on March 15, 2009 that continued through year end December 31, 2009. The decision to freeze salaries was made by the Compensation Committee, and the decision to temporarily reduce salaries was implemented at the suggestion of the Named Executive Officers.

•
Bonus – Payment of an annual cash bonus to executives consists of two components, one component based upon the achievement of specified Company financial targets, and one component that is at the discretion of the Compensation Committee.    The target bonus for each Named Executive Officer is 60% of the Named Executive Officer’s salary, two thirds of which is tied to the Company financial targets, and one third of which is discretionary based upon the individual’s performance.    The bonus is designed to compensate executives for achievement against both corporate financial targets set by the Board and meritorious individual efforts.

The corporate financial targets, based each year upon earnings per share, are reviewed and approved by the Board of Directors on an annual basis. In order to determine whether a bonus will be paid, the Compensation Committee first evaluates whether the required minimum level of performance has been achieved against the corporate financial targets. The Company believes the achievement of the Company financial targets is realistic but not certain. Provided that the minimum level of achievement has been attained, the Compensation Committee then approves the Company earnings-per-share-based portion of the bonus.

The Compensation Committee then determines the amount of the individual discretionary bonuses, if any, based on the Named Executive Officer’s personal performance against individual goals.

In January 2009, the Compensation Committee determined that the Named Executive Officers would not receive a bonus with respect to the 2008 fiscal year, either based on the achievement of Company performance goals or the discretionary element.

In January 2010, the Compensation Committee determined that the Named Executive Officers should receive the full discretionary portions of their bonus plan for 2009, which amounted to $40,000 for Mr. Bergreen and $30,000 for Messrs. Tobin and Etskovitz, but would not receive any bonus related to the Company financial targets. See “Summary Compensation Table” and “Grants of Plan-Based Awards Table” for more information regarding the payment of annual bonuses.

In addition, in 2008,  the Compensation Committee, upon the recommendation of the CEO, instituted a supplemental commission plan for Mr. Tobin in connection with his expanded responsibilities resulting from his increased oversight of sales operations.  Mr. Tobin is eligible to earn this supplemental commission each quarter.  The amount of the commission payable to Mr. Tobin is based upon the level of North American license sales.  For the 2009 fiscal year, Mr. Tobin was paid a commission in the amount of $6,613 under this plan.

•
Equity-based Compensation Programs  The Company believes it should make both initial stock option grants to key executive officers upon their commencement of employment, and that the Company should, subject to achievement of certain financial, operational, and individual objectives, make additional annual stock option grants.  The Company believes these additional stock option grants are helpful in the retention of employees, and the alignment of the interests of executives with that of shareholders. Stock options are only granted in conjunction with scheduled Board meetings.  The Company has not as of this date instituted a single time frame for issuance of options for named executive officers, but it is evaluating putting such a standardized policy in place. For all stock option grants, the closing price of the Company’s Common Stock on the date of grant is used as the exercise price. See “Summary Compensation Table” and “Grants of Plan-based Awards Table” for more information regarding stock option grants.

•	Perquisites and Other Personal Benefits – The Company does not offer any perquisites.

•
Employment Offer Letters and Executive Severance Agreements – None of the Named Executive Officers have formal employment agreements.  Each works pursuant to an employment offer letter detailing the compensation structure.

The Company has also entered into executive severance agreements (the “Agreements”) with its Named Executive Officers, which provide severance benefits in the event of: (a) the termination of the Named Executive Officer’s employment without Cause; (b) the Named Executive Officer’s resignation for Good Reason; or (c) either (a) or (b) in the twelve month period following a Change of Control of the Company.  “Cause”, “Good Reason” and “Change in Control” are as defined in the Agreements.

In the event of a termination without Cause or a resignation for Good Reason, in either case unrelated to a Change in Control, the Agreements provide that the Named Executive Officer would receive severance compensation of six months’ base pay at the then current rate of pay, plus reimbursement of the cost of COBRA continuation coverage for six months.  These payments would be paid out via normal payroll over the six month period.

In the event that that the Named Executive Officer’s employment terminates due to a termination without Cause or a resignation for Good Reason within one year of the effective date of a Change in Control of the Company, then the Named Executive Officer would receive severance compensation of twelve months’ base pay at the then current rate of pay, plus reimbursement of the cost of COBRA continuation coverage for twelve months.  These payments would be made in a single lump sum following execution of the appropriate release.

The Named Executive Offer would be required to execute a release of claims in favor of the Company prior to any severance or Change in Control severance amounts being paid.

•
Retirement Plans – The Company maintains a retirement plan (the “401(k) Plan”) intended to qualify and satisfy the requirements of Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended. The 401(k) Plan is a defined contribution plan that covers all full-time employees of the Company of at least 21 years of age. The Company offers this plan to enable and encourage its employees to save for their retirement in a tax advantageous way. The Company, in its discretion, may match employee contributions up to a maximum authorized amount under the plan; however, in furtherance of cost cutting initiatives, the Company match has been temporarily suspended as of January 1, 2009.

Impact of Tax and Accounting Treatment

Under Section 162(m) of the Internal Revenue Code of 1986, as amended and applicable Treasury regulations, no deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded Company to its chief executive officer and four other most highly compensated officers (other than the chief financial officer). Under those provisions, however, there is no limitation on the deductibility of ‘‘qualified performance-based compensation.’’ In general, the Company’s policy is to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determination as to the most appropriate methods and approaches for the design and delivery of compensation to the Company’s executive officers.

COMPENSATION AND OTHER INFORMATION
CONCERNING DIRECTORS AND OFFICERS

Executive Compensation Summary

The table immediately below sets forth information concerning the compensation paid for services provided in all capacities to the Company for the fiscal years ended December 31, 2009, 2008 and 2007 with respect to the following persons:  (i) each person who served as Chief Executive Officer during the year ended December 31, 2009; (ii) each person who served as Chief Financial Officer during the year ended December 31, 2009; and (iii) the other most highly compensated executive officer of the Company in office at December 31, 2009 (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

	Annual Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards (2)	Non-Equity Incentive Plan Compensation		All Other Compensation		Total
Zack B. Bergreen	2009	$242,895	$-	$103,200	$-		$-		$346,095
Chairman of the Board and Chief	2008	275,625	50,000	31,343	-		-		356,968
Executive Officer	2007	262,500	-	38,442	-		-		300,942

John Tobin	2009	$194,316	$-	$38,700	$6,613	(3)	$-		$239,629
President	2008	220,500	30,000	43,831	-		2,347	(1)	296,678
	2007	210,000	-	52,470	-		2,362	(1)	264,832

Rick Etskovitz	2009	$194,316	$-	$38,700	$-		$-		$233,016
Chief Financial Officer	2008	220,500	30,000	43,831	-		3,307	(1)	297,638
	2007	210,000	-	52,470	-		3,130	(1)	265,600

(1)	Represents Company contribution to 401(k) Plan.
(2)
Amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 – Stock Compensation.  See Note 2 to the Company’s financial statements contained in Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 25, 2010.

(3)	Amounts in this column represent commission payments on U.S. license sales.

Grant of Plan-Based Awards

The following table provides information about grants of stock options made to our Named Executive Officers during the fiscal year ending December 31, 2009:

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Option Awards ($) (1)

Zack B. Bergreen	11/5/09	40,000	$3.39	$103,200

John Tobin	11/5/09	15,000	$3.39	$38,700

Rick Etskovitz	11/5/09	15,000	$3.39	$38,700

(1)
Amounts in this column represent the grant date fair value of each stock option award computed in accordance with FASB ASC Topic 718 – Stock Compensation.  See Note 2 to the Company’s financial statements contained in Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 25, 2010.

(2)	Stock option awards vest in equal installments on each of the first four anniversaries of the date of grant.

Outstanding Option Awards at 2009 Fiscal Year End

The following table sets forth information about the stock options held as of December 31, 2009 by each of the Named Executive Officers.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($) (1)	Option Expiration Date
Zack B. Bergreen	11,250	3,750	$5.03	11/9/2016
Chairman of the Board and	7,500	7,500	$4.53	11/9/2017
Chief Executive Officer	2,500	7,500	$3.65	11/6/2018
		40,000	$3.39	11/5/2019

John Tobin	5,000	-	$5.70	5/11/2011
President	10,000	-	$4.45	5/10/2012
	5,000	-	$3.34	11/12/2013
	10,000	-	$7.28	3/21/2015
	10,000	-	$8.05	9/21/2015
	11,250	3,750	$5.03	11/9/2016
	7,500	7,500	$4.53	11/9/2017
	2,500	7,500	$3.65	11/6/2018
		15,000	$3.39	11/5/2019

Rick Etskovitz	10,000	-	$4.45	5/10/2012
Chief Financial Officer	10,000	-	$3.34	11/12/2013
	10,000	-	$7.28	3/21/2015
	10,000		$8.05	9/21/2015
	11,250	3,750	$5.03	11/9/2016
	7,500	7,500	$4.53	11/9/2017
	2,500	7,500	$3.65	11/6/2018
		15,000	$3.39	11/5/2019

(1)	The exercise price per share of each option was the closing market price on the day of the grant.
(2)
Each option grant vests in equal installments on each of the first four anniversaries of the grant date.  For eachaward, the grant date is the date that is ten years prior to the “Option Expiration Date” listed in the table above.

Potential Payments Upon Termination Without Cause or Resignation for Good Reason

As described above, the Company is party to executive severance agreements (the “Agreements”) with its Named Executive Officers, which provide severance benefits in the event of the termination of the Named Executive Officer’s employment without Cause or the Named Executive Officer’s resignation for Good Reason.  In addition, the Agreements provide that the Named Executive Officer will receive severance payments in the event of termination of the Named Executive Officer’s employment without Cause or the Named Executive Officer’s resignation for Good Reason in the twelve month period following a Change of Control of the Company.

In the event of a termination without Cause or a resignation for Good Reason, in either case unrelated to a Change in Control, the Agreements provide that the Named Executive Officer would receive severance compensation of six months’ base pay at the then current rate of pay, plus reimbursement of the cost of COBRA continuation coverage for six months.  These payments would be paid out via normal payroll over the six month period.

In the event that that the Named Executive Officer’s employment terminates due to a termination without Cause or a resignation for Good Reason within one year of the effective date of a Change in Control of the Company, then the Named Executive Officer would receive severance compensation of twelve months’ base pay at the then current rate of pay, plus reimbursement of the cost of COBRA continuation coverage for twelve months.  These payments would be made in a single lump sum following execution of the appropriate release.

The Named Executive Offer would be required to execute a release of claims in favor of the Company prior to any severance or Change in Control severance amounts being paid.

The following table sets forth the approximate amount of severance each Named Executive Officer would be entitled to receive upon each of the events described above, assuming each event had occurred on December 31, 2009:
	Termination without Cause	Resignation for Good Reason	Termination without Cause or Resignation for Good Reason within One Year Following a Change in Control
Zack Bergreen	$143,474 (1)	$143,474 (1)	$286,946 (2)
John Tobin	$112,705 (3)	$112,705 (3)	$225,410 (4)
Rick Etskovitz	$115,911 (5)	$115,911 (5)	$231,821 (6)

(1)	Represents 6 months of base salary ($137,813) plus reimbursement of the cost of COBRA continuation coverage for six months ($5,661).
(2)	Represents 12 months of base salary ($275,625) plus reimbursement of the cost of COBRA continuation coverage for 12 months ($11,321).
(3)	Represents 6 months of base salary ($110,250) plus reimbursement of the cost of COBRA continuation coverage for six months ($2,455).
(4)	Represents 12 months of base salary ($220,500) plus reimbursement of the cost of COBRA continuation coverage for 12 months ($4,910).
(5)	Represents 6 months of base salary ($110,250) plus reimbursement of the cost of COBRA continuation coverage for 6 months ($5,661).
(6)	Represents 12 months of base salary ($220,500) plus reimbursement of the cost of COBRA continuation coverage for 12 months ($11,321).

Option Exercises and Stock Vested in Last Fiscal Year

There were no option exercises by any of the Named Executive Officers during the year ended December 31, 2009.  The Company does not utilize stock awards, therefore, no stock vested during the year ended December 31, 2009.

Compensation Committee Interlocks and Insider Participation

The Committee consists of three non-employee directors, all of whom are “independent” under the rules of NASDAQ, and are also “Non-Employee Directors” as defined in SEC Rule 16(b)-3 and “Outside Directors” as defined under the treasury regulations promulgated under Section 162(m) of the Internal Revenue Code. Messrs. Peters, Reilly and Siegel served as members of the Compensation Committee during the fiscal year ended December 31, 2009.  No executive officer of the Company served as a member of the Board of Directors, Compensation Committee, or other committee performing equivalent functions, of another entity one of whose executive officers served as a director of the Company.  Other than Mr. Bergreen, no person who served as a member of the Board of Directors was, during the fiscal year ended December 31, 2009, simultaneously an officer, employee or consultant of the Company or any of its subsidiaries. Mr. Bergreen did not participate in any Company determination of his own compensation.

Report of the Compensation Committee

The following Report of the Compensation Committee shall not be deemed incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference therein.

                We, the members of the Compensation Committee, have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Form 10-K for the year ended December 31, 2009.

Compensation Committee of the Board of Directors:

Eric S. Siegel, Chairman
Adrian A. Peters
Thomas J. Reilly, Jr.

Compensation of Directors

Each non-employee director receives a $5,000 annual retainer and a fee of $1,500 for attendance at each regular and special meeting of the Board of Directors, and is also reimbursed for his reasonable out-of-pocket expenses incurred in attending meetings. Non-employee directors may elect to receive, in lieu of the foregoing cash compensation, unrestricted shares of Common Stock. Shares of Common Stock in lieu of cash compensation are acquired at the fair market value of the Common Stock on the last day of the calendar quarter during which the cash compensation was earned and foregone.  Directors who are employees are not compensated for their service on the Board of Directors or any committee thereof.

In 2009, in addition to the compensation described above, each Audit Committee member receives a $5,000 supplement, and the Audit Committee Chairman receives an additional $5,000 supplement.  Each director also receives an annual option grant to purchase 3,000 shares of Common Stock.

The following table sets forth the Director compensation for 2009, and does not include compensation for Mr. Bergreen who, although a director, does not receive additional compensation for his service on the Board of Directors:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total $

Thomas J. Reilly, Jr.	$21,000	$7,740	$28,740
Adrian A. Peters	16,000	7,740	23,740
Eric S. Siegel	16,000	7,740	23,740

(1)
The dollar amounts shown for stock option awards represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 – Stock Compensation.   See Note 2 to the Company’s financial statements contained in Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on March 25, 2010.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee shall not be deemed incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference therein.

For fiscal 2009, the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditor. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” The Company’s independent auditor also provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent auditor that firm’s independence.

Following the Audit Committee’s discussions with management and the independent auditor, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Audit Committee:

Thomas J. Reilly, Jr., Chairman
Adrian A. Peters
Eric S. Siegel

Principal Accountant Fees and Services

The following table presents fees for professional audit services rendered by Grant Thornton for the audit of the Company’s consolidated financial statements and other services during the years ended December 31, 2009 and 2008:

	2009	2008
Audit Fees (1)	$275,366	$302,577
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total (2)	$275,366	$302,577

(1)
Audit fees consist of fees for professional services performed by Grant Thornton for the audit of the Company’s annual consolidated financial statements and review of consolidated financial statements included in the Company’s 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	The Audit Committee pre-approved 100% of the fees for 2008 and 2009.

The Audit Committee has considered the non-audit services rendered to the Company by Grant Thornton and believes the rendering of those services is not incompatible with Grant Thornton maintaining their independence. The Audit Committee has established a policy governing our use of Grant Thornton for non-audit services. Under the policy, management may use Grant Thornton for non-audit services that are permitted under SEC rules and regulations, provided that management obtains the Audit Committee’s approval before such services are rendered.  The Audit Committee, per it’s Charter, approves in advance all audit services to be provided by the outside auditing firm, including any written engagement letters related thereto. By approving the audit engagement, the audit service contemplated in any written engagement letter shall be deemed to have been pre-approved.

PROPOSAL 2

APPROVAL OF THE ASTEA INTERNATIONAL INC. AMENDED AND RESTATED 2006 STOCK OPTION PLAN

The Astea International Inc. 2006 Stock Option Plan (the “2006 Plan”) was approved by the Board of Directors on March 28, 2006 and by the stockholders on May 5, 2006.  Because only approximately 79,000 shares of Common Stock remain available for issuance to employees under existing stock option plans, including the 2006 Plan, the Board of Directors believes that the 2006 Plan should be amended to increase the available shares by 210,000, from the original authorized amount of 350,000 shares to the new amount of 560,000 shares.  The Board of Directors believes this is necessary in order to fulfill the Company’s needs of attracting new managerial and technical talent and retaining existing talent.  Therefore, the Board of Directors has approved the Astea International Inc. 2006 Amended and Restated Stock Option Plan (the “Restated 2006 Plan”) and submitted the Restated 2006 Plan for stockholder approval at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDED AND RESTATED 2006 STOCK OPTION PLAN.

Existing Stock Plans

Excluding the 2006 Plan, the Company currently has one other stock ownership plan under which the Company makes grants:  the 2001 Stock Option Plan (the “2001 Plan”).  The 2001 Plan and the 2006 Plan (collectively the “Plans”) provide for the grant of incentive stock options to officers and other employees and the grant of non-qualified stock options, stock awards and authorization to make purchases of Common Stock to our employees, consultants, directors and officers. As of March 31, 2010, options to purchase a total of approximately 539,435 shares of Common Stock were outstanding under the Plans, of which approximately 301,930 shares were then exercisable. In addition, from earlier expired stock option plans that have outstanding grants, 250,935 options to purchase shares of Common Stock are outstanding, 211,805 of which are currently exercisable.
The details, by Plan are listed below:

Plan	Options Outstanding	Currently Exercisable
1991	400	400
1994	14,000	14,000
1997	5,506	4,256
1998	34,229	33,299
2001	165,800	128,850
DIRP	31,000	31,000

Total Outstanding Options	250,935	211,805

As of the Record Date, 288,500 options to purchase shares of Common Stock were outstanding under the Restated 2006 Plan.

On the Record Date, the fair market value of the Company’s Common Stock was $3.37, the last reported sale price of the Company’s Common Stock quoted on the Nasdaq Small Cap Market on such date.

The Astea International Inc. Amended and Restated 2006 Stock Option Plan

Plan Description.   The only change from the 2006 Plan to the Restated 2006 Plan is to increase the number of shares available for issuance under the Restated 2006 Plan by 210,000, from the original authorized amount of 350,000 shares to the new amount of 560,000 shares.  All other terms and conditions of the original plan remain unchanged.  The Restated 2006 Plan is attached as Exhibit A hereto.

The Restated 2006 Plan provides for the grant of incentive stock options to officers and other employees and the grant of non-qualified stock options, stock awards and authorization to make purchases of Common Stock to employees, consultants, directors and officers of the Company.  The Restated 2006 Plan is intended to provide incentives to the officers and other employees of the Company by providing them with opportunities to purchase stock in the Company pursuant to options granted thereunder which qualify as “incentive stock options” (“ISO” or “ISOs”) under Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”); to directors, officers, employees and consultants of the Company by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs (“Non-Qualified Option” or “Non-Qualified Options”); to directors, officers, employees and consultants of the Company by providing them with awards of stock in the Company; and to directors, officers, employees and consultants of the Company by providing them with opportunities to make direct purchases of stock in the Company. Both ISOs and Non-Qualified Options are referred to hereafter individually as an “Option” and collectively as “Options.”

As of the Record Date, approximately 4 directors, 3 officers, 160 employees and 3 consultants of the Company were eligible to receive awards under the Restated 2006 Plan.

The Restated 2006 Plan is administered by the Board of Directors or, if one exists at the time, the Compensation Committee of the Board of Directors (the “Committee”). Subject to the provisions of the Restated 2006 Plan, the Board or the Committee has the authority to determine the terms of Options, including (i) the number of shares subject to each Option, (ii) the exercise price of the Options, (iii) the duration of the Options, (iv) the times when the Options become exercisable and (v) the time, manner and form of payment upon the exercise of an Option.

The Restated 2006 Plan increases the number of shares authorized to be issued under the 2006 Plan to a maximum of 350,000 shares of Common Stock of the Company.  Any shares subject to an Option which expires or terminates may become available for grant under the 2006 Plan.

Options may be granted under the Restated 2006 Plan at any time prior to May 5, 2016. The exercise price per share of Options granted under the Restated 2006 Plan cannot be less than the fair market value of the Common Stock on the date of grant (or, in the case of ISOs granted to employees holding more than 10% of the total combined voting power of all classes of stock of the Company, 110% of the fair market value per share of the Common Stock on the date of the grant). No eligible employee may be granted ISOs that become exercisable for the first time by such employee during any calendar year which would entitle the employee to purchase more than $100,000 in fair market value (determined at the time the ISOs were granted) of Common Stock in that year. Any Options granted to an employee in excess of that amount will be granted as Non-Qualified Options.

The Restated 2006 Plan provides that each Option shall expire on the date specified in the option agreement, but not more than ten years from its date of grant and five years in the case of ISOs granted to an employee holding more than 10% of the voting stock of the Company.

Options granted under the Restated 2006 Plan shall not be exercisable until they become vested. Options typically vest over a four-year period. An Option is exercisable in whole or in part by giving written notice to the Company, stating the number of shares with respect to which the Option is being exercised, and making payment in full for such shares. An Option is not transferable by the option holder except by will or by the laws of descent and distribution, or, in the case of Non-Qualified Options only, to members of the option holder’s immediate family  or pursuant to a valid domestic relations order.

Generally, Options may not be exercised more than 90 days following termination of employment. However, in the event that termination is due to death or permanent disability, the Option is exercisable for a maximum of 180 days after such termination.

Federal Income Tax Consequences

The following discussion of United States federal income tax consequences of the issuance and exercise of Options granted under the Restated 2006 Plan, and awards and purchases of shares of Common Stock granted under the Restated 2006 Plan, is based upon the provisions of the Code as in effect on the date of this Proxy Statement, current regulations, and existing administrative rulings of the Internal Revenue Service. It is not intended to be a complete discussion of all of the federal income tax consequences of the Restated 2006 Plan or of the requirements that must be met in order to qualify for the described tax treatment.

A.      Incentive Stock Options. The following general rules are applicable under current United States federal income tax law to ISOs granted under the Restated 2006 Plan:

1.      In general, no taxable income results to the optionholder upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and no federal income tax deduction is allowed to the Company upon either the grant or exercise of an ISO.

2.      If shares acquired upon exercise of an ISO are not disposed of within (i) two years following the date the ISO was granted or (ii) one year following the date the shares are issued to the optionholder pursuant to the ISO exercise (the “Holding Periods”), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionholder.

3.      If shares acquired upon exercise of an ISO are disposed of on or before the expiration of one or both of the requisite Holding Periods (a “Disqualifying Disposition”), then in most cases the lesser of  (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition, will be treated as compensation to the optionholder and will be taxed as ordinary income in the year of such disposition.

4.      In any year that an optionholder recognizes compensation income on a Disqualifying Disposition of stock acquired by exercising an ISO, the Company generally should be entitled to a corresponding deduction for federal income tax purposes.

5.      Any excess of the amount realized by the optionholder as the result of a Disqualifying Disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain.

6.      Capital gain or loss recognized on a disposition of shares will be long-term capital gain or loss if the optionholder’s holding period for the shares exceeds one year.

7.      An optionholder may be entitled to exercise an ISO by delivering shares of the Company’s Common Stock to the Company in payment of the exercise price, if the optionholder’s ISO agreement so provides. If an optionholder exercises an ISO in such fashion, special rules will apply.

8.      In addition to the tax consequences described above, the exercise of ISOs may result in a further “minimum tax” under the Code. The Code provides that an “alternative minimum tax” (at a maximum rate of 28%) will be applied against a taxable base which is equal to “alternative minimum taxable income,” reduced by a statutory exemption. In general, the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price is included in the optionholder’s alternative minimum taxable income. A taxpayer is required to pay the higher of his regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

9.      Special rules apply if the Common Stock acquired through the exercise of an ISO is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to Directors, officers or 10% stockholders.

B.      Non-Qualified Stock Options. The following general rules are applicable under current federal income tax law to options that do not qualify as incentive stock options under the Restated 2006 Plan (individually, a “NQSO,” and collectively, “NQSOs”):

1.      The optionholder generally does not recognize any taxable income upon the grant of a NQSO, and the Company is not allowed a federal income tax deduction by reason of such grant.

2.      The optionholder generally will recognize ordinary compensation income at the time of exercise of the NQSO in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Company may be required to withhold income tax on this amount.

3.      When the optionholder sells the shares acquired through the exercise of a NQSO, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the stock (generally, the exercise price plus the amount taxed to the optionholder as compensation income). If the optionholder’s holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

4.      The Company generally should be entitled to a federal income tax deduction when compensation income is recognized by the optionholder.

5.      An optionholder may be entitled to exercise a NQSO by delivering shares of the Company’s Common Stock to the Company in payment of the exercise price. If an optionholder exercises a NQSO in such fashion, special rules will apply.

6.      Special rules apply if the Common Stock acquired through the exercise of a NQSO is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to Directors, officers or 10% stockholders.

C.      Stock Awards and Purchases. The following general rules are applicable under current federal income tax law to Awards and Purchases under the Restated 2006 Plan:

Under current federal income tax law, persons receiving Common Stock under the Restated  2006 Plan pursuant to an award of Common Stock or a grant of an opportunity to purchase Common Stock generally recognize ordinary compensation income equal to the fair market value of the shares received, reduced by any purchase price paid. The Company generally should be entitled to a corresponding federal income tax deduction. When such stock is sold, the seller generally will recognize capital gain or loss. Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to Directors, officers or 10% stockholders.

Plan Benefits

The benefits and amounts that may be received in the future by persons eligible to participate in the Restated 2006 Plan are not currently determinable.  See the Summary Compensation Table and the Grants of Plan-Based Awards table above for information relating to equity-based compensation the Company has provided to the Named Executive Officers in the fiscal years ending December 31, 2007, 2008 and 2009.

EQUITY COMPENSATION PLAN

The following table provides information as of December 31, 2009 regarding shares of our Common Stock that may be issued under our equity compensation plan:

Plan category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	531,000	$5.20	79,000

Equity compensation plans not approved by security holders	-	-	-

Total	531,000	$5.20	79,000

PROPOSAL 3

RATIFICATION AND SELECTION OF AUDITORS

The Audit Committee has selected the firm of Grant Thornton, independent certified public accountants, to serve as auditors for the fiscal year ended December 31, 2010.  It is expected that a member of Grant Thornton will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

Before making its selection,  the Audit Committee carefully considered that firm’s qualifications as independent auditors.  This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, and any issues raised by the most recent quality control review of the firm; as well as its reputation for integrity and competence in the fields of accounting and auditing.  The Audit Committee’s review also included matters required to be considered under the SEC’s Rules on Auditor Independence, including the nature and extent of non-audit services, to ensure that they will not impair the independence of the accountants.  The Audit Committee is satisfied with Grant Thornton in all these respects.

The submission of the selection of Grant Thornton to the stockholders is not required by law or our By-Laws.  The Board of Directors is nevertheless submitting the selection of Grant Thornton to the stockholders to ascertain their views.  If the stockholders do not ratify the Audit Committee’s selection, the Audit Committee will consider the selection of another independent public accountant.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THIS SELECTION.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company was not party to any reportable related party transactions in 2009.  In the event in the future there are any reportable related party transactions, such transactions would be subject to the review and approval of the Audit Committee.  Related party transactions are those which exceed the lesser of (i) $120,000 and (ii) 1% of the average of the registrant’s total assets at year end for the last 2 completed fiscal years. Only those related party transactions approved by the Audit Committee will be consummated. The Audit Committee will only approve those transactions that are on terms comparable to, or more beneficial to us than, those that could be obtained in arm’s length dealings with an unrelated third party. If an Audit Committee member has any interest in a related party transaction presented to the Audit Committee for approval, such director is required to abstain from the vote to approve or not approve the transaction. Examples of related party transactions covered by our policy are transactions in which any of the following individuals has or will have a direct or indirect material interest: any of our directors or executive officers, any person who is known to us to be the beneficial owner of more than five percent of our common stock, and any immediate family member of one of our directors or executive officers or person known to us to be the beneficial owner of more than five percent of our common stock. Transactions that involve all salaried employees generally are not covered by our approval policy. Additionally, all related party transactions would be disclosed in our filings with the SEC to the extent required by the SEC’s rules, and would be disclosed to the full Board of Directors. The Company does not have a formal written statement of its related party transactions policy, but expects to adopt one in the near future.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and holders of more than 10% of the Common Stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. Such persons are required by regulations of the SEC to furnish to the Company copies of all such filings. Based on the Company’s review of the copies of such filings received by the Company with respect to the fiscal year ended December 31, 2009, and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 2009, except that Mr. Ashton, a 5% beneficial owner, failed to timely report a transaction that occurred on April 16, 2009.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of the Company must be received by the Company’s Secretary not later than December 31, 2010.  In addition, stockholder proposals submitted between December 1, 2010 and December 31, 2010 may be presented at the annual meeting if such proposals comply with our By-laws, but will only be included in our proxy materials to the extent that the submitting stockholder indicates a desire for such inclusion and that the proposal complies with the rules and regulations of the SEC. Any proposal received after December 31, 2010 will be considered untimely.

In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt requested to Astea International Inc., 240 Gibraltar Road, Horsham, Pennsylvania 19044, Attention: Secretary.  In addition, the execution of a proxy solicited by the Company in connection with the 2011 Annual Meeting of Stockholders shall confer on the designated proxy holder discretionary voting authority to vote on any stockholder proposal which is not included in the Company’s proxy materials for such meeting and for which the Company has not received notice before December 31, 2010.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by the Company. Proxies may be solicited by mail, personal interview, or telephone and, in addition, directors, officers and regular employees of the Company may solicit proxies by such methods without additional remuneration. The Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of banks and brokers with account holders who are our stockholders may be householding our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, or direct your written request to: Investor Relations, Astea International Inc., 240 Gibraltar Road, Horsham, PA 19044. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

THE COMPANY WILL PROVIDE TO EACH PERSON SOLICITED, WITHOUT CHARGE EXCEPT FOR EXHIBITS, UPON REQUEST IN WRITING, A COPY OF ITS ANNUAL REPORT ON FORM 10-K INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2009. REQUESTS SHOULD BE DIRECTED TO CHIEF FINANCIAL OFFICER, ASTEA INTERNATIONAL INC., 240 GIBRALTAR ROAD, HORSHAM, PENNSYLVANIA 19044.

By Order of the Board of Directors Zack B. Bergreen Chief Executive Officer

Horsham, Pennsylvania
April 30, 2010

Exhibit A

ASTEA INTERNATIONAL INC.

AMENDED AND RESTATED 2006 STOCK OPTION PLAN

1.           Purpose.  This Amended and Restated 2006 Stock Option Plan (the “Plan”) is intended to provide incentives: (a) to the officers and other employees of Astea International Inc. (the “Company”), its parent (if any) and any present or future subsidiaries of the Company (collectively, “Related Corporations”) by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as “incentive stock options” (“ISO” or “ISOs”) under Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”); (b) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs (“Non-Qualified Option” or “Non-Qualified Options”); (c) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with awards of stock in the Company (“Awards”); and (d) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to make direct purchases of stock in the Company (“Purchases”). Both ISOs and Non-Qualified Options are referred to hereafter individually as an “Option” and collectively as “Options.” Options, Awards and authorizations to make Purchases are referred to hereafter collectively as “Stock Rights.” A Person to whom Stock Rights are granted under the Plan is referred to hereafter as a “Grantee. “ As used herein, the terms “parent” and “subsidiary” mean “parent corporation” and “subsidiary corporation”, respectively, as those terms are defined in Section 424 of the Code.

2.           Administration of the Plan.

A.
Board or Committee Administration.  The Plan shall be administered by the Board of Directors of the Company (the “Board”) or, subject to paragraph 2(D) (relating to compliance with Section 162(m) of the Code), by a committee appointed by the Board (the “Committee”). If the Company has a class of securities required to be registered under Section 12 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) any Committee appointed by the Board shall consist of no less than two members of the Board, and each member of the Committee shall qualify as a “Non-Employee Director” as defined in Rule 16b-3(b)(3)(i) promulgated under the Exchange Act (or any successor provision). Hereinafter, all references in this Plan to the “Committee” shall mean the Board if no Committee has been appointed. Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under paragraph 3 to receive ISOs) to whom ISOs may be granted, and to determine (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Awards and to make Purchases) to whom Non-Qualified Options, Awards and authorizations to make Purchases may be granted; (ii) determine the time or times at which Options or Awards may be granted or Purchases made; (iii) determine the exercise price per share subject to each Option, which price shall not be less than the minimum price specified in paragraph 6, and the purchase price of shares subject to each Purchase; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) extend the period during which outstanding Options may be exercised; (vii) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any, and (viii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final and binding upon all parties. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it. Members of the Committee will serve for such period of time as the Board may determine. From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

B.
Committee Action.  The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

C.
Grant of Stock Rights to Board Members.  Stock Rights may be granted to members of the Board. All grants of Stock Rights to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who either (i) are eligible for Stock Rights pursuant to the Plan or (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan, except that no such member shall act upon the granting to himself of Stock Rights, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to him of Stock Rights.

D.
Performance-Based Compensation.  The Board, in its discretion, may take such action as may be necessary to ensure that Stock Rights granted under the Plan qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and applicable regulations promulgated thereunder (“Performance-Based Compensation”). Such action may include, in the Board’s discretion, some or all of the following (i) if the Board determines that Stock Rights granted under the Plan generally shall constitute Performance-Based Compensation, the Plan shall be administered, to the extent required for such Stock Rights to constitute Performance-Based Compensation, by a Committee consisting solely of two or more “outside directors” (as defined in applicable regulations promulgated under Section 162(m) of the Code), (ii) if any Non-Qualified Options with an exercise price less than the fair market value per share of Common Stock are granted under the Plan and the Board determines that such Options should constitute Performance-Based Compensation, such options shall be made exercisable only upon the attainment of a pre-established, objective performance goal established by the Committee, and such grant shall be submitted for, and shall be contingent upon shareholder approval and (iii) Stock Rights granted under the Plan may be subject to such other terms and conditions as are necessary for compensation recognized in connection with the exercise or disposition of such Stock Right or the disposition of Common Stock acquired pursuant to such Stock Right to constitute Performance-Based Compensation.

3.           Eligible Employees and Others.  ISOs may be granted only to employees of the Company or any Related Corporation. Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any director (whether or not an employee), officer, employee or consultant of the Company or any Related Corporation. The Committee may take into consideration a recipient’s individual circumstances in determining whether to grant an ISO, a Non-Qualified Option, an Award or an authorization to make a Purchase. Granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participation in any other grant of Stock Rights.

4.           Stock.  The stock subject to Options, Awards and Purchases shall be authorized but unissued shares of Common Stock of the Company, par value $.01 per share (the “Common Stock”), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 560,000 shares, subject to adjustment as provided in paragraph 14. Those shares may be subject to Options, Awards, Purchases or any combination of Stock Rights. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the shares subject to such Options shall again be available for grants of Stock Rights under the Plan. The maximum number of shares that may be subject to Stock Rights granted to any one employee of the Company or any Related Corporation during a calendar year is 100,000.

5.           Granting of Stock Rights.  Assuming the Plan is approved by the stockholders of the Company Stock Rights may be granted under the Plan at any time on or after May 5, 2006 and prior to May 5, 2016. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant.

6.           Minimum Option Price; ISO Limitations.

A.
Price for Non-Qualified Options, Awards, and Purchases.  Subject to paragraph 2(D) (relating to compliance with Section 162(m) of the Code), the exercise price per share specified in the agreement relating to each Non-Qualified Option granted and the purchase price per share of stock granted in any Award or authorized as a Purchase under the Plan may be less than the fair market value of the Common Stock of the Company on the date of grant; provided that in no event shall such exercise price or such purchase price be less than the minimum legal consideration required therefor under the laws of any jurisdiction in which the Company or its successors in interest may be organized.

B.
Price for ISOs.  The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply.

C.
$100,000 Annual Limitation on ISO Vesting.  Each eligible employee may be granted ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, ISOs to purchase more than $100,000 of Common Stock (determined at the time the ISOs were granted) do not become exercisable for the first time by such employee during any calendar year. Any options granted to an employee in excess of such amount will be granted as Non-Qualified Options.

D.
Determination of Fair Market Value.  If, at the time an Option is granted under the Plan, the Company’s Common Stock is publicly traded, “fair market value” shall be determined as of the date of grant or, if the prices or quotes discussed in this sentence are unavailable for such date, the last business day for which such prices or quotes are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq Capital Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market. However, if the Common Stock is not publicly traded at the time an Option is granted under the Plan, “fair market value” shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm’s length.

7.           Option Duration.  Subject to earlier termination as provided in paragraphs 10 and 11 or in the agreement relating to such Option, each Option shall expire on the date specified by the Committee, but not more than (i) ten years from the date of grant in the case of Options generally, and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, as determined under subparagraph 6(B). Subject to earlier termination as provided in paragraphs 10 and 11, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 17.

8.           Exercise of Option.  Subject to the provisions of paragraphs 10 through 13, each Option granted under the Plan shall be exercisable as follows:

A.
Full Vesting or Partial Vesting.  The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify in the agreement relating to the Option.

B.
Full Vesting of Installments.  Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee in the agreement relating to the Option or as otherwise provided in this Plan.

C.	Partial Exercise. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

D.
Acceleration of Vesting.  The Committee shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Committee shall not accelerate the exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 17) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 6(C).

9.           Acquisitions.  In anticipation of and contingent upon an Acquisition (as defined below), all outstanding Options shall become immediately vested and exercisable with respect to one-half of the shares subject to the Option that were not otherwise vested and exercisable as of the date of such Acquisition (the “Unvested Shares”). Unless otherwise provided in the agreement relating to a particular Option, the remaining Unvested Shares subject to any Option outstanding as of the date of the Acquisition will become vested and exercisable on the earliest to occur of (i) the date on which the Option would otherwise have become vested and exercisable with respect to the Unvested Shares, (ii) the first anniversary of the Acquisition, provided the Grantee holding the Option remains continuously employed or engaged by the Company or a Related Corporation (or the successor of either) through that anniversary, and (iii) the date, within the twelve (12) month period following the Acquisition, on which the Grantee’s employment or other service is terminated without Cause by the Company or a Related Corporation (or the successor of either); provided that in no event shall the offer to a Grantee of a new position within the Company or a Related Corporation (or the successor of either) be considered a termination of employment or other service by the Company or a Related Corporation (or the successor of either) for purposes of this paragraph 9 so long as the offered position is substantially similar to the position held by the Grantee immediately prior to the Acquisition as determined by the Board of Directors in its sole discretion.

Notwithstanding anything to the contrary set forth in the Plan, upon or in anticipation of any Acquisition, the Board may, in its sole and absolute discretion and without the need for the consent of any Grantee, take one or more of the following actions contingent upon the occurrence of that Acquisition: (i) cause any or all outstanding Options held by Grantees affected by the Acquisition to become vested and immediately exercisable, in whole or in part; (ii) cause any or all outstanding grants of Awards or authorizations of Purchases to Grantees affected by the Acquisition to become non-forfeitable, in whole or in part; (iii) redeem any share held by a Grantee acquired through an Award or Purchase, which is affected by the Acquisition, for cash and/or other substitute consideration with a value equal to the fair market value of a share of Common Stock on the date of the Acquisition; or (iv) cancel any Option held by a Grantee affected by the Acquisition in exchange for cash and/or other substitute consideration with a value equal to (A) the number of shares subject to that Option, multiplied by (B) the amount, if any, by which the fair market value per share on the date of the Acquisition exceeds the exercise price of that Option; provided, that if the fair market value per share on the date of the Acquisition does not exceed the exercise price of any such Option, the Board may cancel that Option without any payment of consideration therefor.

For purposes of the Plan, an “Acquisition” shall mean any merger, consolidation, sale of all (or substantially all) of the assets of the Company, or other business combination involving the sale or transfer of all (or substantially all) of the capital stock or assets of the Company, in which the Company is not the surviving entity, or, if it is the surviving entity, does not survive as an operating going concern in substantially the same line of business; provided, however, that the term “Acquisition” shall not include any reincorporation of the Company in a different state pursuant to a migratory merger.

10.           Termination.  Unless otherwise provided by the Committee in the agreement relating to an Option, if a Grantee ceases to be employed, or engaged as a consultant or director, by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 11, no further installments of his Options shall become exercisable, and his Options shall terminate on the earlier of (a) three months after the date of termination of his employment or engagement, or (b) their specified expiration dates. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed ninety (90) days or, if longer, any period during which such Grantee’s right to reemployment is guaranteed by statute or by contract. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan. Options granted under the Plan shall not be affected by any change of employment (or, except with respect to ISOs, engagement) within or among the Company and Related Corporations, so long as the Grantee continues to be an employee, director or consultant of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any Grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

11.           Death; Disability.

A.
Death.  Unless otherwise provided by the Committee in the agreement relating to an Option, if a Grantee ceases to be employed, or engaged as a consultant or director, by the Company and all Related Corporations by reason of his or her death, any Option owned by such Grantee may be exercised, to the extent of the number of shares with respect to which he or she could have exercised it on the date of his or her death, by the estate, personal representative or beneficiary who has acquired the Option by will or by the laws of descent and distribution, at any time prior to the earlier of (i) the specified expiration date of the Option or (ii) 180 days from the date of the Grantee’s death. Unless otherwise provided in the agreement relating to an Option, the Option shall terminate upon the Grantee’s death to the extent the Option was not exercisable at the time of death.

B.
Disability.  Unless otherwise provided by the Committee in the agreement relating to an Option, if a Grantee ceases to be employed or engaged as a consultant or director by the Company and all Related Corporations by reason of his or her disability, such Grantee, or his personal representative if applicable, shall have the right to exercise any Option held by him or her on the date of termination of employment or other service, to the extent of the number of shares with respect to which he or she could have exercised it on that date, until the earlier of (i) the specified expiration date of the Option or (ii) 180 days from the date of the termination of the Grantee’s employment or other service. For the purposes of the Plan, the term “disability” shall mean “permanent and total disability” as defined in Section 22(e)(3) of the Code or successor statute. Unless otherwise provided in the agreement relating to an Option, the Option shall terminate upon the termination of the Grantee’s employment or other service by reason of disability to the extent the Option was not exercisable at the time of such termination.

12.           Assignability.  Except to the extent permitted by Rule 16b-3, no Non-Qualified Option shall be assignable or transferable by the Grantee except (a) subject to procedures adopted by the Committee, to members of Grantee’s immediate family or (b) by will or by the laws of descent and distribution or (c) pursuant to a valid domestic relations order. No ISO shall be assignable or transferable except by will or by the laws of descent and distribution. During the lifetime of the Grantee each Option shall be exercisable only by him, or by his personal representative as provided in subparagraph 11(B).

13.           Terms and Conditions of Options.  Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 12 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. In granting any Non-Qualified Option, the Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

14.           Adjustments.  Upon the occurrence of any of the following events, a Grantee’s rights with respect to Options granted to him hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the Grantee and the Company relating to such Option:

A.
Stock Dividends and Stock Splits.  If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

B.
Recapitalization or Reorganization.  In the event of a recapitalization or reorganization of the Company (other than a transaction described in paragraph 9 above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Grantee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received upon such recapitalization or reorganization if he had exercised his Option prior to such recapitalization or reorganization.

C.
Modification of ISOs.  Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A or B above with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a “modification” of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs or would cause adverse tax consequences to the holders, it may refrain from making such adjustments.

D.
Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

E.
Issuances of Securities.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

F.	Fractional Shares. No fractional shares shall be issued under the Plan and the Grantee shall receive from the Company cash in lieu of such fractional shares.

G.
Adjustments.  Upon the happening of any of the foregoing events described in subparagraphs A or B above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 14 and, subject to paragraph 2, its determination shall be conclusive.

H.
Restrictions. If any person or entity owning restricted Common Stock obtained by exercise of a Stock Right made hereunder receives shares or securities or cash in connection with a corporate transaction described in subparagraphs A or B above as a result of owning such restricted Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or the Successor Board.

15.           Means of Exercising Stock Rights.  A Stock Right (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Stock Right being exercised and specify the number of shares as to which such Stock Right is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, or (b) at the discretion of , and subject to procedures or restrictions imposed by, the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Stock Right, or (c) at the discretion of the Committee, by delivery of the Grantee’s personal recourse note bearing interest payable not less frequently than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant’s direction at the time of exercise, or (e) at the discretion of the Committee, by any combination of (a), (b), (c) and (d) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), (d) or (e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of a Stock Right shall not have the rights of a shareholder with respect to the shares covered by his Stock Right until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in paragraph 14 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

16.           Term and Amendment of Plan.  This Plan was adopted by the Board as of March 28, 2006, subject to approval of the Plan by the stockholders of the Company at the next Meeting of Stockholders or, in lieu thereof, by written consent. The Plan shall expire at the end of the day on May 5, 2016 (except as to Options outstanding on that date). No Stock Rights may be granted under the Plan until the date of stockholder approval of the Plan. The Board may terminate or amend the Plan in any respect at any time, except that (i) the Board may not amend the Plan, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing the amendment, to increase the total number of shares that may be issued under the Plan (except by adjustment pursuant to paragraph 14) or to change the provisions of paragraph 3 regarding eligibility for Options; (ii) the provisions of subparagraph 6(B) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 13); and (iii) the expiration date of the Plan may not be extended. Except as otherwise provided in this paragraph 16, in no event may action of the Board or stockholders alter or impair the rights of a Grantee, without his consent, under any Stock Right previously granted to him.

17.           Conversion of ISOs into Non-Qualified Options; Termination of ISOs.  Subject to subparagraph 14(C), without the prior written consent of the holder of an ISO, the Committee shall not alter the terms of such ISO (including the means of exercising such ISO) if such alteration would constitute a modification (within the meaning of Section 424(h)(3) of the Code). The Committee, at the written request or with the written consent of any Grantee, may in its discretion take such actions as may be necessary to convert such Grantee’s ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Grantee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISOs. At the time of such conversion, the Committee (with the consent of the Grantee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with the Plan. Nothing in the Plan shall be deemed to give any Grantee the right to have such Grantee’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. Upon the taking of any such action, the Company shall issue separate certificates to the Grantee with respect to the Options that are Non-Qualified Options and Options that are ISOs.

18.           Application Of Funds.  The proceeds received by the Company from the sale of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

19.           Conditions On Issuance of Shares.

A.
Governmental Regulation.  The Company’s obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority deemed by the Company’s counsel to be necessary for the lawful authorization, issuance or sale of such shares.

B.
Legal Compliance.  Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the applicable requirements of any securities exchange, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company may postpone the issuance and delivery of the certificate(s) representing the Shares for which an Option has been exercised for such period as may be required by the Company to comply with any applicable listing requirement of any securities exchange or any law or regulation applicable to the issuance or delivery of such Shares.

C.
Representations and Warranties.  As a condition to the exercise of an Option, the person exercising such Option may be required to execute an agreement with and/or make any representation and/or warranty to the Company as may be, in the judgment of counsel to the Company, necessary or appropriate under applicable laws or regulations. Such representations and warranties may include, but not be limited to, a representation and warranty that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares.

20.           Withholding of Additional Income Taxes.  Upon the exercise of a Non-Qualified Option, the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 21), the making of a distribution or other payment with respect to such stock or securities, or the vesting or transfer of restricted Common Stock acquired on the exercise of a Stock Right hereunder, the Company may, in accordance with applicable law, withhold from any property, compensation or other amounts payable to the Grantee any income and/or employment taxes in respect of amounts that constitute compensation includible in gross income, or otherwise treated by federal, state or other applicable law as wages for withholding for income or employment tax purposes. The Committee in its discretion may condition (i) the exercise of an Option, (ii) the grant of an Award, (iii) the making of a Purchase of Common Stock for less than its fair market value, or (iv) the vesting or transferability of restricted Common Stock acquired by exercising a Stock Right, on the Grantee’s making satisfactory arrangement for such withholding. Such arrangement may include payment by the Grantee in cash or by check of the amount of the withholding taxes or, at the discretion of the Company, by the Grantee’s delivery of previously held shares of Common Stock or the withholding from the shares of Common Stock otherwise deliverable upon exercise of Option shares having an aggregate fair market value equal to the amount of such withholding taxes. The use of any method of payment other than by cash or check in some cases may require or cause additional withholding obligations.

21.           Notice to Company of Disqualifying Disposition.  By accepting an ISO granted under the Plan, each ISO Grantee thereby agrees to notify the Company in writing immediately after such Grantee makes a Disqualifying Disposition (as described in Section 421, 422, and 424 of the Code and regulations thereunder) of any stock acquired pursuant to the exercise of ISOs granted under the Plan. Generally, a Disqualifying Disposition is any disposition (including any sale) of such Common Stock occurring on or before the later of the date (a) two years after the date the employee was granted the ISO, or (b) one year after the date the employee acquired Common Stock by exercising the ISO.

22.           No Exercise of Option if Engagement or Employment Terminated for Cause.  Unless otherwise provided in the agreement relating to an Option or Award, if the employment (or other service to the Company) of a Grantee is terminated for “Cause,” all Options and Awards held by such Grantee shall be forfeited and shall terminate on the date of such termination, and no Option held by the Grantee shall thereupon be exercisable to any extent whatsoever. “Cause” is conduct, as determined by the Board of Directors, involving one or more of the following: (i) gross misconduct by the Grantee which is materially injurious to the Company; or (ii) the commission by the Grantee of an act of embezzlement, fraud or deliberate disregard of the rules or policies of the Company which results in material economic loss, damage or injury to the Company; or (iii) the unauthorized disclosure by the Grantee of any trade secret or confidential information of the Company or any third party who has a business relationship with the Company or the violation by the Grantee of any noncompetition covenant or assignment of inventions obligation with the Company; or (iv) the commission by the Grantee of an act which induces any customer or prospective customer of the Company to break a contract with the Company or to decline to do business with the Company; or (v) the conviction of the Grantee of a felony involving any financial impropriety or which would materially interfere with the Grantee’s ability to perform his or her services or otherwise be injurious to the Company; or (vi) the failure of the Grantee to perform in a material respect his or her employment, or engagement, obligations without proper cause; or (v) such other conditions as determined by the Committee and stated in the instrument evidencing an Option or other Stock Right. In making such determination, the Board of Directors shall act fairly and in utmost good faith. For the purposes of this paragraph 22, termination of employment (or other service) shall be deemed to occur when the Grantee receives notice that his employment (or other service) is terminated, and “Company” means the Company and all Related Corporations.

23.           Governing Law; Construction.  The validity and construction of the Plan and the instruments evidencing Stock Rights shall be governed by the laws of the State of Delaware or the laws of any jurisdiction in which the Company or its successors in interest may be organized. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

ANNUAL MEETING OF STOCKHOLDERS OF

ASTEA INTERNATIONAL INC.

June 14, 2010

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card
are available at http://www.astea.com/en/about-us/investors/investor-kit/page.aspx

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]
			FOR	AGAINST	ABSTAIN
1. To elect four (4) Directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified.		2. To approve the Amended and Restated 2006 Stock Option Plan.	[ ]	[ ]	[ ]

[ ] FOR ALL NOMINEES [ ] WITHHOLD AUTHORITY FOR ALL NOMINEES [ ] FOR ALL EXCEPT (See instructions below)	NOMINEES: O Zack B. Bergreen O Adrian A. Peters O Thomas J. Reilly, Jr. O Eric Siegel
3.  To ratify the selection of Grant Thornton LLP as independent auditors for the fiscal year ending December 31, 2010.

4.  To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.
			[ ]	[ ]	[ ]
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”and fill in the circle next to each nominee you wish to withhold, as shown here: [x]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.  THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE APPROVAL OF THE AMENDED AND RESTATED 2006 STOCK OPTION PLAN, FOR RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS,  AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS MAY VOTE IN PERSON EVEN THOUGH THEY HAVE PREVIOUSLY RETURNED THIS PROXY.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  [ ]

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ASTEA INTERNATIONAL INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
June 14, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Astea International Inc., a Delaware corporation (the "Corporation"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement each dated April 30, 2010 and hereby appoints Zack B. Bergreen and Rick Etskovitz as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at the offices of the Company at 240 Gibraltar Road, Horsham, Pennsylvania 19044, on June 14, 2010 at 11:00 a.m. local time, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth in the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, and in their discretion upon any other business that may properly come before the meeting or any adjournment or adjournments thereof:

(Continued and to be signed on the reverse side)